Exhibit (c)(5)

Project TurtleDecember 2023

Notice to RecipientConfidentialThese materials have been prepared by one or more affiliates of Bank of America Corporation for the client or potential client to whom such materials are directly addressed and delivered (the “Company”) for discussion purposes only in connection with an actual or potential mandate or engagement and are subject to our review and assessment from a legal, compliance, accounting policy and risk perspective, as appropriate. These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with us. These materials have not been prepared with a view toward public disclosure under applicable securities laws or otherwise, and may not be, in whole or in part, reproduced, quoted or referred to, or shown, transmitted, or otherwise given to any person other than Company’s authorized representatives, without our prior written consent. We assume no obligation to update or otherwise revise these materials.These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, provided by us in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter and do not constitute an offer or solicitation to sell or purchase any securities, nor do they constitute a commitment by Bank of America Corporation or any of its affiliates to provide or arrange any financing for any transaction, to purchase any security or to otherwise enter into any type of business relationship in connection herewith.These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by us. We assume no responsibility for independent investigation or verification of such information (including, without limitation, data from third party suppliers) and have relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information, or of these materials, and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials may not reflect information known to other professionals in other business areas of Bank of America Corporation and its affiliates.Any League Tables referenced within these materials have been prepared using data sourced from external third party providers as outlined in the relevant footnotes where applicable. For persons wishing to request further information regarding these third party providers and the criteria and methodology used to prepare a league table please contact your usual Bank of America or BofA Securities representative/Relationship Manager.Bank of America Corporation and its affiliates (the “BAC Group”) comprises a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and strategic advisory services and other commercial services and products to a wide range of corporations, governments and individuals, domestically and offshore, from which conflicting interests or duties, or a perception thereof, may arise. In the ordinary course of these activities, parts of the BAC Group at any time may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in debt, equity or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, potential counterparties or any other company that may be involved in a transaction.“Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, derivatives, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, BofA Securities, Inc. which is a registered broker-dealer and Member of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. is a registered futures commission merchant with the CFTC and a member of the NFA.Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured Are Not Bank Guaranteed May Lose ValueBank of America and BofA Securities entities and branches provide financial services to the clients of Bank of America and BofA Securities and may outsource/delegate the marketing and/or provision of certain services or aspects of services to other branches or members of the BAC Group (for example in the UK). Your service provider will remain the entity/branch specified in your onboarding documentation and/or other contractual or marketing documentation even where you communicate with staff that operate from a different entity or branch which is acting for and on behalf of your contractual service provider in their communications with you. If you are unsure who your contractual service provider is or will be please contact your usual Bank of America or BofA Securities representative or relationship manager.Products and services that may be referenced in the accompanying materials may be provided through one or more affiliates of Bank of America Corporation.For Bank of America or BofA Securities entities outside the US, please see additional information via the following link: https://www.bofaml.com/en-us/content/baml-disclaimer.html. Specifically, for Bank of America or BofA Securities entities in EMEA, please see additional information via the following link: www.bofaml.com/mifid2. Note please that BofA Securities Europe SA, with registered address at 51, rue La Boétie, 75008 Paris is registered under no. 842 602 690 RCS Paris, and its share capital can be found at https://www.bofaml.com/en-us/content/BofASE.html.The BAC Group has adopted policies and guidelines designed to preserve the independence of our research analysts. These policies prohibit employees from, directly or indirectly, offering research coverage, a favorable research rating or a specific price target or offering to change a research rating or price target as consideration for or an inducement to obtain business or other compensation and prohibit research analysts from being directly compensated for involvement in investment banking transactions. The views expressed herein are the views solely of the specific BAC line of business providing you with these materials and no inference should be made that the views expressed represent the view of the firm’s research department.We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction—including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or any nonpublic commercial or financial information (except to the extent any such information relates to the tax structure or tax treatment)—on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply.These materials are not intended to provide legal, consulting, accounting, rating agency or ESG rating agency advice, nor are any materials provided by us intended to identify, evaluate or advise you as to any potential legal, reputational or other risks. The information and any examples provided have not been evaluated for effectiveness, quality, accuracy or risk and none of Bank of America, BofA Securities, or their affiliates is endorsing any particular approach to environmental, social and governance (“ESG”), any particular ESG or sustainability investment strategy or any particular ESG or sustainability standards, ratings or metrics.We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56, as amended, which was signed into law October 26, 2001) and such other laws, rules and regulations as applicable within and outside the United States.For more information, including terms and conditions that apply to the service(s), please contact your usual Bank of America or BofA Securities representative or relationship manager.©2023 Bank of America Corporation. All rights reserved. 10/2023

Sun Pharma Acquisition BehaviorPremia Bump AnalysisFinal Bid Premia to Premia to Initial BidAnn. Date Target Company Unaffected 30d VWAP 52-Week High Initial Bid Bid #2 Bid #3 Bid #4Premia to Initial Bid 14.3% - -01/19/23 Concert 15.9% 33.2% 6.8% 14.3%â^† vs. Prior Bid (p.p) — -Premia to Base 7.4% 10.3% 14.6%11/08/12 DUSA 38.4% 20.9% 14.3% 14.6%â^† vs. Prior Bid (p.p)—2.9% 4.3%Premia to Initial Bid 61.2% - -10/18/11 Taro 103.1% 97.8% 79.5% 61.2%â^† vs. Prior Bid (p.p) — -Premia to Initial Bid 10.5% - -12/06/10 Caraco 15.6% 10.3% (23.1%) 10.5%â^† vs. Prior Bid (p.p) — -Premia to Initial Bid 32.3%(1)—-05/21/07 Taro 68.0% 58.6% (29.9%) 32.3%â^† vs. Prior Bid (p.p) — -Premia to Base Premia to BaseMean 48.2% 44.2% 9.5% 26.6% Mean 25.1% 10.3% 14.6%Median 38.4% 33.2% 6.8% 14.6% Median 14.3% 10.3% 14.6%1____________________ Source: FactSet and Dealogic.(1) Sun did not formally offer to purchase Taro at $10.25 per share (Bid #2), but instead reached out to the Taro Board with a proposal to recommend to Sun’s Board of Directors a potential merger at $10.25 per share.

Sun Pharma & Turtle History at a Glance

2007 - 2008 Sun Pharma Offers for Taro

		05/18/07	02/19/08
Offer Date		05/18/07	02/19/08
Offer Price ($/Share)		$7.75	$10.25
Premia to:	1-Day	27.0%	32.1%
	52w High	(47.0%)	4.2%
	Prior Bid	-	32.3%
Equity Value (at 100%; $mm)		$230	$402

1. On May 21, 2007, Sun Pharma and Turtle signed a definitive agreement to acquire a 100% stake in Turtle for $7.75 per share
2. On February 19, 2008, Sun Pharma purchased 3.7mm shares from Brandes in a privately negotiated transaction at $10.25 per share and shortly thereafter proposed to increase the merger price to $10.25 per share

- In May, Turtle determined that the agreement had become stale and did not reflect the operational and financial turnaround the company achieved over the previous year, and terminated the agreement
- In June, Sun Pharma gave notice that it was exercising its option to acquire Turtle's controlling shareholder shares for $7.75 per share(1); following legal disputes during 2008-2010, a settlement was reached whereby Sun Pharma obtained control for 66.3% and 77.5% of economic and voting rights, respectively

Taro Pharma Share Price Evolution



Price ($/Share)
$14.00
$10.50
$7.00
$3.50
$0.00
1
2
11/01/06
02/20/07
06/12/07
10/01/07
01/21/08
05/09/08
08/29/08

2011 - 2012 Sun Pharma Offers for Taro

		10/18/11	08/12/12
Offer Date		10/18/11	08/12/12
Offer Price ($/Share)		$24.50	$39.50
Premia to:	1-Day	26.0%	(3.6%)
	52w High	11.4%	(18.0%)
	Prior Bid	-	61.2%
Equity Value (at 100%; $mm)		$1,091	$1,765

3. On October 18, 2011, Sun Pharma submitted a non-binding offer to acquire the remaining shares of Taro that it did not already own for $24.50 per share
4. On August 12, 2012, Taro and Sun Pharma entered into a merger agreement for a revised offer for $39.50 per share

- On February 8, 2013, the parties agreed to mutually terminate the agreement

Taro Pharma Share Price Evolution



Price ($/Share)
$60.00
$45.00
$30.00
$15.00
$0.00
3
4
04/01/11
07/26/11
11/18/11
03/15/12
07/10/12
11/02/12
02/28/13

2023 Sun Pharma Offer for Taro

- On May 26, 2023, Sun Pharma submitted a non-binding proposal to acquire the remaining shares of Turtle that it does not already own for $38.00 per share
- The non-binding proposal values Turtle's equity at $1.4bn(2) and the 21.5%(3) stake that Sun Pharma does not currently own at $307mm(4), representing a premium of +31.2% relative to the closing price of $28.97 per share on May 25, 2023 and a discount of (4.8%) relative to the 52-week high closing price of $39.90 on July 21, 2022

Source: Public filings and FactSet as of December 05, 2023.
Note: Based on disclosure contained in Turtle's SEC filings.
(1) In the event the merger was not consummated, Turtle's controlling shareholders granted Sun Pharma an option to acquire all their shares, including all of the Founders' Shares of Turtle.
(2) Based on 37.585mm basic shares outstanding as of 03/31/23 per company filings and $38.00 per share offer price.
(3) Based on 29.498mm shares owned by Sun Pharma per latest SC 13D/A filing as of 05/26/23 divided by 37.585mm basic shares outstanding as of 03/31/23.
(4) Based on $1,428mm implied Offer Value multiplied by 21.5% (stake currently not owned by Sun Pharma).

2

Precedent Minority Squeeze-Out Premiums Paid

Completion Date	Target	Acquiror	Deal Value $ (bn)	Enterprise Value $ (bn)	Stake Acquired	Consideration	Premium to Unaffected [1]	Premium to 52 week high [2]	Premium to Initial Offer [3]	Number of Bumps
05/26/2023	Sisecam Resources	Sisecam Chemicals Resources	$0.1	$0.6	26%	Cash	39%	13%	40%	7
03/10/2023	Myovant Sciences	Sumitovant Biopharma	1.4	2.9	48%	Cash	50%	13%	19%	4
11/03/2022	StoneMor	Axar Capital Management	0.1	0.7	25%	Cash	67%	(3%)	17%	2
11/01/2022	Sprague Resources	Hartree Partners	0.1	0.9	25%	Cash	31%	(32%)	21%	5
10/07/2022	Convey Health Solutions Holdings	TPG	0.2	1.1	25%	Cash	143%	(14%)	17%	2
04/05/2022	BP Midstream Partners	BP	0.7	2.1	46%	Stock	16%	(4%)	16%	4
02/15/2022	Independence Holding Company	Geneve Holdings	0.3	0.8	38%	Cash	36%	17%	14%	2
07/11/2022	Entasis	Innoviva	0.0	0.1	40%	Cash	50%	(42%)	22%	2
05/25/2021	FBL Financial Group	Farm Bureau Mutual, Iowa Farm Bureau Fed.	0.6	1.5	39%	Cash	64%	(0%)	30%	3
03/29/2021	Urovant Sciences	Sumitovant Biopharma	0.2	0.7	28%	Cash	96%	3%	30%	4
01/26/2021	Eidos Therapeutics	BridgeBio Pharma	1.1	2.8	36%	Mixed	41%	12%	19%	1
12/01/2020	Hudson	Dufry	0.3	2.3	43%	Cash	50%	(51%)	–	–
10/12/2020	Akcea Therapeutics	Ionis Pharmaceuticals	0.5	1.5	24%	Cash	59%	(19%)	13%	3
09/28/2020	CNX Midstream Partners	CNX Resources Corporation	0.4	1.6	47%	Stock	28%	(50%)	10%	2
03/30/2020	AVX	Kyocera	1.0	2.9	28%	Cash	45%	16%	12%	3
10/18/2019	International Speedway	NASCAR	0.3	1.9	25%	Cash	15%	(5%)	7%	5
09/19/2019	EMC Insurance Group	Employers Mutual Casualty	0.4	0.8	45%	Cash	51%	16%	20%	1
09/17/2019	Speedway Motorsports	Sonic Financial	0.2	0.9	29%	Cash	42%	9%	10%	2
07/23/2019	American Midstream Partners	Magnolia Infrastructure Holdings	0.2	1.7	50%	Cash	(9%)	(65%)	(14%)	4
06/28/2019	SunCoke Energy Partners	SunCoke Energy	0.3	1.5	38%	Stock	9%	(22%)	–	–
01/28/2019	Dominion Energy Midstream	Dominion Energy	0.9	3.0	39%	Stock	3%	(47%)	3%	1
07/17/2018	OCI Partners	OCI	0.1	1.4	12%	Cash	15%	11%	5%	1
02/07/2018	Alon USA Partners	Delek US	0.2	1.0	18%	Stock	44%	(40%)	–	2
10/12/2017	Handy & Harman	Steel Partners	0.1	0.7	30%	Mixed	33%	26%	28%	2
07/10/2017	World Point Terminals LP	World Point Terminals	0.2	0.6	26%	Cash	6%	(2%)	3%	1
04/28/2017	Midcoast Energy Partners	Enbridge	0.2	1.0	48%	Cash	0%	(17%)	19%	3
02/07/2017	Steel Excel	Steel Partners	0.1	0.1	36%	Mixed	55%	16%	11%	3
12/09/2016	Transocean Partners	TransOcean	0.3	1.3	48%	Stock	23%	(1%)	7%	1
11/10/2016	National Interstate	American Financial Group	0.3	0.6	49%	Cash	42%	10%	14%	3
09/30/2016	Rose Rock Midstream	SemGroup	0.4	1.6	44%	Stock	20%	(43%)	20%	–
07/22/2015	QEP Midstream Partners	Tesoro	0.4	1.1	42%	Stock	(0%)	(40%)	9%	3
02/04/2014	Cornerstone Therapeutics	Chiesi Farmaceutici	0.1	0.3	42%	Cash	78%	23%	42%	4

	Statistic	Stake Acquired	Premium to Unaffected [1]	Premium to 52 week high [2]	Premium to Initial Offer [3]	Number of Bumps
Total	Top Quartile (n=32)	44.1%	50.5%	11.9%	19.9%	3.3
	Median (n=32)	38.2%	40.2%	(2.6%)	14.1%	2.0
	Mean (n=32)	35.6%	38.8%	(9.8%)	14.5%	2.5
	Bottom Quartile (n=32)	26.3%	16.0%	(34.1%)	7.1%	1.0
HC Only	Top Quartile (n=7)	40.8%	86.9%	12.4%	26.1%	4.0
	Median (n=7)	36.3%	59.5%	3.2%	19.4%	3.0
	Mean (n=7)	34.8%	73.9%	(3.4%)	23.2%	2.9
	Bottom Quartile (n=7)	26.5%	50.0%	(16.6%)	17.7%	2.0
Cash Only	Top Quartile (n=21)	42.6%	59.5%	12.9%	21.2%	4.0
	Median (n=21)	28.7%	44.6%	(0.1%)	16.7%	3.0
	Mean (n=21)	34.0%	46.2%	(5.7%)	16.2%	2.9
	Bottom Quartile (n=21)	25.5%	30.9%	(17.4%)	9.7%	2.0

Source: Dealogic and public filings as of December 05, 2023.

Note: Dollars in millions. Data sorted by initial acquiror ownership. Deal value represents value of the squeeze out. Represents transactions less than $3bn of enterprise value after 2014.

(1) *Unaffected stock price reflects the closing stock price on the last trading day prior to transaction announcement, public disclosure of a potential transaction or review of strategic alternatives, public speculation of a transaction or other market rumors or speculation.*

(2) *Reflects premiums to 52-week high closing stock price for 52-week period prior to unaffected transaction announcement date.*

(3) *Reflects increase from initial to final offer.*

3